                                                                               .
                                                                               .
                                                                               .

                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14 (c) of the Securities Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:

[X] Preliminary Information Statement   [ ] Confidential, for Use of the Commission Only
                                            (as permitted by Rule 14c-5 (d)(2))
[ ] Definitive Information Statement


                      POWERHOUSE TECHNOLOGIES GROUP, INC.
                  (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)   Amount Previously Paid:
2)   Form, Schedule or Registration Statement No:
3)   Filing Party:
4)   Date Filed:

                THIS INFORMATION STATEMENT IS BEING PROVIDED TO
                  YOU BY THE BOARD OF DIRECTORS OF THE COMPANY
                 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY

                      POWERHOUSE TECHNOLOGIES GROUP, INC.

                             555 Twin Dolphin Drive
                                   Suite 650
                         Redwood City, California 94065
                             INFORMATION STATEMENT
                               January ___, 2006
                              GENERAL INFORMATION

     This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.0001 per share (the "Common Stock"), of PowerHouse Technologies Group, Inc., a Delaware corporation (the "Company") and of the Series A Junior Preferred Stock, par value $.0001 per share of the Company. This Information Statement is to notify the Stockholders that on or about January 6, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 23,371,448 shares representing approximately 50.5% of the 46,279,380 shares of the total issued and outstanding shares of voting stock of the Company as of the December 1, 2005 record date for this action, approving an Amendment to the Certificate of Incorporation of the Company (the "Amendment"), pursuant to which the maximum number of shares of common stock that the Company shall be authorized to have outstanding at any time shall be increased to one hundred million (100,000,000) shares of common stock at a par value of $0.0001 per share.

     On November 30, 2005, the Board of Directors of the Company approved the Amendment, subject to Stockholder approval. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on or about January 6, 2006, in accordance with the Delaware General Corporation Law ("DGCL"). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A
PROXY.

     The Amendment to the Company's Certificate of Incorporation will increase the number of shares of common stock that the Company shall be authorized to have outstanding at any time to one hundred million (100,000,000) shares of common stock at a par value of $0.0001 per share. The form of Certificate of Amendment that will be filed with the Delaware Secretary of State is attached hereto as Exhibit A.

     The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on December 1, 2005, as the record date (the "Record Date") for the determination of Stockholders who are entitled to consent to the Amendment and to receive this Information Statement.

     You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

     This Information Statement is being mailed on or about January ___, 2006 to all Stockholders of record as of the Record Date.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

                         OUTSTANDING VOTING SECURITIES

     As of the record date of the Consent by the Majority Stockholders, December 1, 2005, the Company had 45,489,130 shares of Common Stock issued and outstanding, and 790,250 shares of Series A Junior Preferred Stock issued and outstanding. Each share of outstanding Common Stock and each share of Series A Junior Preferred Stock is entitled to one vote on matters submitted for Stockholder approval.

     On or about January 6, 2006, the holders of 23,371,448 shares (or approximately 50.5% of the 46,279,380 shares of Common Stock and Series A Junior Preferred Stock then outstanding) had executed and delivered to the Company written consents approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

     The DGCL provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following information table sets forth certain information regarding the Company's common stock owned on December 1, 2005 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

                                            Amount Beneficially
                                            Owned and Nature of        Percentage of
Title of Class        Name and Address          Ownership                Class(1)
--------------        ----------------     --------------------        -------------
Common Stock       Alex Mashinsky          5,772,992-direct and            12.1%
                   535 Madison Ave.,            indirect(2)
                   New York, NY   10022
Common Stock
                   LB I Group, Inc.        4,395,395--direct(3)             9.7%
                   399 Park Avenue,
                   New York, NY 10022



(1) Applicable percentage of ownership for each holder is based on 45,489,130 shares of common stock outstanding on December 1, 2005, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after the date of this Information Statement.

(2) Includes shares owned by Governing Dynamics Investments, LLC, of which Mr. Mashinsky is the managing member. Also includes options and warrants to purchase 2,307,354 shares of Common Stock held by Mr. Mashinsky or Governing Dynamics Investments, LLC, which are presently exercisable or which will become exercisable within 60 days after the date of this Information Statement.

(3)  Includes presently exercisable warrants to purchase shares of Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of equity securities shown as beneficially owned by them.

The following table sets forth the beneficial ownership of voting securities of the Company as of December 1, 2005, by (a) each of the executive officers of the Company; (b) each director of the Company; and (c) all directors and executive officers as a group. Except as otherwise indicated, the address of each holder identified below is in care of the Company, 555 Twin Dolphin Drive, Suite 650, Redwood City, California, 94065.

                                                              Amount Beneficially
                                                              Owned and Nature of         Percentage of
Title of Class                   Name                              Ownership                  Class(1)
----------------            --------------------------       ----------------------        --------------
Common Stock                Jay Elliot                        1,675,000-direct(2)              3.6%
Common Stock                Kent Heyman                       900,000 - direct(3)              2.0%
Common Stock                Alex Mashinsky                     5,772,992 - direct             12.1%
                                                                and indirect(4)
Common Stock                Greg Osborn                      1,273,738 - direct and            2.8%
                                                                  indirect(5)
Common Stock                Richard Liebman                    187,500-direct(6)           Less than 1%
Common Stock                All officers and directors             9,809,230                  19.6%
                            as a group

FOOTNOTES
---------

(1) Applicable percentage of ownership for each holder is based on 45,489,130 shares of common stock outstanding on December 1, 2005, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after the date of this Information Statement.

(2) Includes options to purchase 675,000 shares of Common Stock which are either presently exercisable or exercisable within 60 days after the date of this Information Statement. Also includes 300,000 restricted shares which vest on January 1, 2007.

(3) Includes options to purchase 600,000 shares of Common Stock which are either presently exercisable or exercisable within 60 days after the date of this Information Statement. Also includes 300,000 restricted shares which vest on January 1, 2007.

(4) Includes shares owned by Governing Dynamics Investments, LLC, of which Mr. Mashinsky is the managing member. Also includes options and warrants to purchase 2,307,354 shares of Common Stock held by Mr. Mashinsky or Governing Dynamics Investments, LLC, which are presently exercisable or which will become exercisable within 60 days after the date of this Information Statement.

(5) Includes warrants or options to purchase 725,930 shares of Common Stock held by Mr. Osborn or InDigo Ventures of which Mr. Osborn is a managing partner. The warrants and options included are either presently exercisable or exercisable within 60 days of the date of this Information Statement.

(6) Includes options to purchase 187,500 shares of Common Stock which are either presently exercisable or exercisable within 60 days after the date of this Information Statement.

                           AMENDMENT TO THE COMPANY'S
                  CERTIFICATE OF INCORPORATION TO INCREASE THE
                  AUTHORIZED NUMBER OF SHARES OF COMMON STOCK


     The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation") provides that the maximum number of shares of Common Stock outstanding at any time shall be seventy-five million (75,000,000) shares of Common Stock, $.0001 par value. On November 30, 2005, the Board of Directors approved an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock to one hundred million (100,000,000) shares, subject to stockholder approval. On or about January 6, 2006, the holders of a majority of the outstanding shares of voting stock of the Company approved the amendment by written consent.



     Specifically, the increase in authorized shares is necessary based upon a recent financing completed by the Company. On December 23, 2005, the Company completed a private placement (the "December 2005 Placement") with 21 accredited investors under which the investors purchased 7,968,750 shares of the Company's Common Stock and warrants to purchase a total of 3,984,375 shares of the Company's Common Stock. The securities were sold at $.32 per unit, each unit consisting of one share of Common Stock and warrants to purchase one-half of one share of Common Stock. The aggregate proceeds were $2,550,000, and a placement fee was paid in the form of warrants to purchase 796,875 shares of Common Stock. The proceeds of the private placement are to be used for working capital and general corporate purposes. The investor warrants and placement agent warrants issued in connection with the December 2005 Placement are exercisable at $.40 per share, expire on September 26, 2008, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 per share if the stock price should exceed $2.00 per share and permit cashless exercise at any time. The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as December 23, 2005, by and among the Company and the private placement investors.


     Upon the completion of the private placement, the Company had 53,457,880 shares of Common Stock outstanding and has, subject to the approval and filing of the Certificate of Amendment, reserved or committed 28,352,432 shares for issuance under the Company's Stock Incentive Plan and under warrants or rights granted to investors, placement agents and others who performed services for the Company. The common stock and warrant purchase agreements entered into by the Company as of December 23, 2005, require that the Company have the Certificate of Amendment effective by March 10, 2006, or otherwise pay a penalty of up to $1,275,000.


     The general purpose and effect of the amendment to the Company's Certificate of Incorporation will be to authorize a sufficient number of shares of common stock to cover the Company's Incentive Stock Plan and previously committed warrants. The remaining 18,189,688 additional shares of Common Stock being authorized may be used for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. The Company may consider sales of its securities from time to time to investors to augment the financing of its business plan and has received interest from existing stockholders to invest additional amounts on the same terms as the December 2005 Placement. The
Company has no other plans, proposals or arrangements at this time to issue any of the additional authorized shares of Common Stock for any purpose. When the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.


     The holders of the Company's Common Stock do not have pre-emptive rights.



     The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.





                          EFFECTIVE DATE OF AMENDMENTS

     Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Certificate of Incorporation with the Delaware Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on January ___, 2006.


                        DISSENTER'S RIGHTS OF APPRAISAL

     The Stockholders have no right under the DGCL, the Company's certificate of incorporation or By-Laws to dissent from any of the provisions adopted in the Amendment.

                        STOCKHOLDERS SHARING AN ADDRESS

     The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at 555 Twin Dolphin Drive, Suite 650, Redwood City, California 94065, Attention: Chief Financial Officer, or by contacting the Company via telephone at (650) 232-2603. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

By Order of the Board of Directors.


                                                   /s/ Richard Liebman
                                                   --------------------
                                                   Richard Liebman
                                                   Chief Financial Officer

                                   EXHIBIT A

                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                      POWERHOUSE TECHNOLOGIES GROUP, INC.

     PowerHouse Technologies Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify:

     FIRST: That the Board of Directors of the Company adopted the following resolutions on November 30, 2005, with respect to amendment of Article IV of the Company's Certificate of Incorporation (the "Charter Amendment").

     SECOND: That the stockholders of the Company, by majority written consent of its stockholders in lieu of a meeting, duly adopted resolutions setting forth the following proposed amendments to the Certificate of Incorporation of the Company. The resolutions setting forth the proposed amendment are as follows:

     NOW, THEREFORE, BE IT RESOLVED, that Article IV of the Certificate of Incorporation be amended in its entirety to read as follows:

                                   ARTICLE IV


     I. The total number of shares of stock which the corporation shall have authority to issue is One Hundred Five Million (105,000,000) shares, which shall be divided into two classes as follows:

          A. One Hundred Million (100,000,000) shares of Common Stock, par value $.0001 per share; and

          B. Five Million (5,000,000) shares of Preferred Stock, par value $.0001 per share.

          Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by adopting appropriate resolutions and causing one or more certificates of amendment to be signed, verified and delivered in accordance with the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designations, relative rights, preferences and limitations of the shares of each such series. Such designations, relative rights, preferences and limitations may include, but are not limited to, the fixing or alteration of the dividend rights, dividend rate, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them. In accordance with the authority hereby granted, the Board of Directors may increase or decrease the number of shares of any series subsequent to the issued shares of that series, but not above the total number of authorized shares of Preferred Stock and not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as may otherwise be required by law or this Certificate of Incorporation, the terms of any series of Preferred Stock may be amended without the consent of the holders of any other series of Preferred Stock, or Common Stock.

     THIRD: That said Charter Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and that notice of the majority written consent of stockholders in lieu of meeting has been provided to the stockholders who did not consent to such action.

     IN WITNESS WHEREOF, PowerHouse Technologies Group, Inc. has caused this Certificate to be signed by Kent Heyman, its Executive Chairman, this ___ day of __________, 2006.




                                                By:
                                                    --------------------------
                                                    Name:  Kent Heyman
                                                    Title: Executive Chairman